                                                                       EXHIBIT 2

                   SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

$2,650,000.00                                                      June 13, 2003
                                                           San Diego, California

         FOR VALUE RECEIVED, IMAGEWARE SYSTEMS, INC., a California corporation (the "Company"), promises to pay to the order of L.F. Global Holdings, LLC (the "Lender") or its registered assigns (the "Holder"), the principal sum of Two Million Six Hundred Fifty Thousand Dollars ($2,650,000.00), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest thereon at a rate equal to 12.5% per annum, compounding quarterly and computed on the basis of a year consisting of 360 days and four quarterly periods each consisting of 90 days. All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 22, 2005 (the "Maturity Date"); or (ii) when such amounts are declared due and payable by the Holder or made automatically due and payable upon or after (A) the occurrence of an Event of Default (as defined below), (B) the liquidation or dissolution of the Company,
(C) any merger, consolidation, reorganization or other business combination involving the Company, in which the stockholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction, (D) the sale of all, or substantially all, of the assets of the Company, or (E) the sale of voting securities of the Company to any person (or group of persons acting in concert) that results in such person (or group of persons) (together with their affiliates) owning more than 50% of the outstanding voting securities of the Company. Interest on this Note shall be payable in arrears on each January 1, April 1, July 1, and October 1 after the date of issuance of this Note as follows: (a) through the payment due January 1, 2004, and so long as no uncured Event of Default exists, interest, at the election of the Company and subject to shareholder approval as provided in this Note, may be paid by the issuance of an additional senior secured convertible promissory note identical in all respects to this Note except that it shall have a principal amount equal to such interest payment; or if not so paid shall be payable in lawful money of the United States of America and (b) thereafter shall be payable in lawful money of the United States of America.

         This Note, along with the Senior Secured Convertible Promissory Note dated June 13, 2003, between Company and Laurus Master Fund, Ltd. ("Laurus") (the "Laurus

Note"), shall amend and restate the note issued pursuant to the Note and Warrant Purchase Agreement (the "Purchase Agreement") dated as of May 22, 2002 by and between the Company and Perseus 2000, L.L.C. This Note is amended and restated pursuant to the Consent to Assignment and Amendment Agreement dated as of June 13, 2003, by and between Company, Lender and Laurus ("Consent Agreement").

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. Capitalized terms defined in the Purchase Agreement and used herein without definition have the same meaning herein as in the Purchase Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings:

                  (a) "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, State of California or the District of Columbia are authorized to be closed.

                  (b) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  (c) "Company Notes" means any of this Note, the Laurus Note or any note issued in payment of Closing Fees (as defined in the Consent Agreement) or interest on any Company Note.

                  (d) "Obligations" means the principal, interest and other amounts payable under this Note.

                  (e) "Transaction Documents" shall mean each of the Company Notes, the Purchase Agreement, the Registration Rights Agreement, the Pledge and Security Agreements securing the Company Notes, as amended, the Company's Officer's Certificate dated June 13, 2003, the Purchaser's Warrants (as defined in the Consent Agreement) and the Consent Agreement.

         2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                  (a) Failure to Pay. The Company shall fail to pay when due any principal payment on this Note or any interest or other payment required under the terms of this Note or any other Transaction Document if such nonpayment is not cured by the Company within five (5) days immediately after the date on which such payment became due and payable; or

                  (b) Breaches of Representations and Warranties. Any representation or warranty made by the Company herein or in any of the other Transaction Documents shall prove false or misleading in any material respect when made or deemed made; or

                  (c) Breaches of Other Covenants. The Company shall fail to observe or to perform any other material covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents, other than those specified in Section 2(a) hereof, and such failure shall continue for thirty (30) days after written notice thereof is delivered to the Company; or

                  (d) Cross-Default. The Company or any of its subsidiaries shall default under (i) any Company Note or (ii) any other bond, debenture, note or other evidence of indebtedness for money borrowed, under any guarantee or under any mortgage, or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default (other than a default under a Company
Note) shall have resulted in indebtedness of at least $100,000 being due and payable prior to the date on which it would otherwise become due and payable and shall not have been cured by the Company or waived by the lender; or

                  (e) Undischarged Judgment. One or more judgments for the payment of money in an amount in excess of $100,000 in the aggregate, outstanding at any one time, shall be rendered against the Company or any of its subsidiaries (or any combination thereof) and shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon any such judgment; or

                  (f) Voluntary Bankruptcy or Insolvency Proceedings. The Company (and any subsidiary thereof) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (g) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company (and any subsidiary thereof) or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company (and any subsidiary thereof) or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed, discharged or stayed within ninety (90) days of commencement.

         3.       Rights of Holder Upon Default.

                  (a) Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 2(f) or 2(g) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 2(f) or 2(g) hereof, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

                  (b) In addition to the rights of the Holder specified in subsection (a) of this Section 3, on the date an Event of Default under this Note occurs, the interest rate on this Note shall increase, from that date forward, to the lesser of 15% and the maximum legally permissible interest rate, with such interest payable solely in lawful money of the United States.

         4. Seniority; Collateral. To secure the Company's payment and performance of the Obligations and to secure the Company's prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company hereby grants the Holder the rights set forth in the Pledge and Security Agreement. The security interest granted by the Company under the Pledge and Security Agreement securing the indebtedness evidenced by this Note, including all Obligations, is senior to all other liens, security interests or encumbrances securing any other indebtedness of the Company, subject only to Permitted Liens (as defined in the Pledge and Security Agreement) to the extent such Permitted Liens by their express terms or applicable law have priority equal or superior to such security interest.

         5. Prepayment and Effect on Conversion Rights. This Note may be prepaid as a whole or in part at any time prior to the Maturity Date at the election of the Company upon at least thirty (30) days prior written notice to the Holder (the "Prepayment Notice Period"); provided that any such prepayment shall include a prepayment premium equal to a percentage of the amount of principal so prepaid, as determined by the date of such prepayment, as follows:

PREPAYMENT DATE                          PREPAYMENT PREMIUM %
---------------                          --------------------
May 22, 2003 - August 22, 2003                   5%
August 22, 2003 - November 22, 2003              4%
November 22, 2003 - February 22, 2004            3%
February 22, 2004 - May 22, 2004                 2%
May 22, 2004 - August 22, 2004                   1%
August 22, 2004 or later                         0%

Any such prepayment shall be applied first to the payment of expenses due under this Note, second to any prepayment premium, third to interest accrued on the portion of this Note so prepaid and fourth, if the amount of prepayment exceeds the amount of all such expenses, prepayment penalties and accrued interest, to the payment of principal of this Note. Notwithstanding the foregoing or anything to the contrary herein, any such election to prepay the Note shall not extinguish or otherwise effect the conversion rights set forth in Section 6 hereof with respect to the amount of principal so elected to prepaid until after the expiration of the Prepayment Notice Period.

         6.       Conversion.

                  (a) Conversion by Holder. At any time, and from time to time, the Holder may, at its sole and exclusive option, convert all or any part of the principal and accrued interest outstanding under this Note into shares of Common Stock at a conversion price per share of Common Stock equal to $2.11 ("Conversion Shares"), subject to adjustment as provided in Section 7 hereof (the "Conversion Price").

                  (b) Transfer of Shares. The Company shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Company of the Notice of Conversion (as defined below) (the "Delivery Date"), unless in the reasonable opinion of Company's counsel such Conversion Shares must bear a restrictive legend to be issued in compliance with the Securities Act of 1933, as amended, in which case, certificates shall be delivered to Holder on or before the Delivery Date.

                  (c) Conversion by Company. At any time following the date hereof, the Company may, at its sole and exclusive option, convert all of the principal and accrued interest outstanding under this Note into shares of Common Stock at a conversion price per share of Common Stock equal to the Conversion Price, provided that each of the following two conditions is satisfied: (i) the volume weighted average price of the Company's Common Stock, as reported by Bloomberg Financial LP (or, in the event that such price is not available from Bloomberg Financial LP, a comparable nationally recognized financial reporting service), using the VAP function for the fifteen trading days immediately prior to the date on which the Company provides the Conversion Notice (as defined below), is equal to or greater than $12.93 and (ii) the

Company's aggregate EBITDA for the two full calendar quarters immediately preceding the date on which the Company provides the Conversion Notice, as set forth in the Company's Forms 10-QSB or 10-Q and/or 10-KSB or 10-K filed with the United States Securities and Exchange Commission for such calendar quarters, is equal to or greater than $3,750,000. If the Company elects to exercise its conversion right pursuant to this Section 6(b), it shall provide the Holder with written notice of such election at least five (5) but no more than ten (10) Business Days prior to the date of such conversion (the "Conversion Notice") together with evidence reasonably establishing that all conditions precedent to such conversion have been satisfied.

                  (d) Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. Upon the conversion of all of the principal outstanding under this Note, in lieu of the Company issuing any fractional shares to the Holder, the Company shall pay to the Holder the amount of outstanding principal that is not so converted in cash. On partial conversion of this Note, the Company shall issue to the Holder (i) the shares of Common Stock into which a portion of this Note is converted and
(ii) a new senior secured convertible promissory note having identical terms to this Note, except that the principal amount thereof shall equal the difference between (A) the principal amount of this Note immediately prior to such conversion minus (B) the portion of such principal amount converted into Common Stock. Upon conversion of this Note pursuant to this Section 6, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of Common Stock, to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Upon full conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

                  (e) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of capital stock of the Company as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of capital stock of the Company shall not be sufficient to effect the conversion of this Note, the Company hereby covenants and agrees to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purpose.

                  (f) Payment of Expenses and Taxes on Conversion. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution, issuance and delivery of stock certificates and new promissory notes pursuant to this Section 6 hereof, except that, in the event such stock certificates or new promissory notes shall be registered in a name or names other than the name of the holder of this Note, funds sufficient to pay all stock transfer fees, which shall be payable upon the execution and delivery of such stock certificate or certificates or new promissory notes, shall be paid by the holder hereof to the Company at the time of delivering this Note to the Company upon conversion.

         7.       Conversion Price Adjustments.

                  (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after June 13, 2003 effect a stock split or subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased, and, conversely, if the Company shall at any time or from time to time after June 13, 2003 combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 7(a) shall become effective at the close of business on the date the stock split, subdivision or combination becomes effective.

                  (b) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after June 13, 2003 issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable solely in additional shares of Common Stock, the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the sum of the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 7(b) to reflect the actual payment of such dividend or distribution.

                  (c) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after June 13, 2003 issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or in other property, in each such event provision shall be made so that the Holder of this Note shall receive upon conversion hereof, in addition to the number of shares of Common Stock receivable hereupon, the amount of securities of the Company or other property which such Holder would have received had this Note been converted into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 7 with respect to the rights of the Holders of this Note or with respect to such other securities or other property by their terms. As used herein, the term "other property" does not include cash.

                  (d) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after June 13, 2003, the Common Stock issuable upon the conversion of this Note is changed into the same or a different number of shares of any class or series of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 7), then in any such event the Holder shall have the right thereafter to convert this
Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (e) Sale of Shares Below Conversion Price. Subject to obtaining shareholder approval, if required, pursuant to subsection (iv) below:

                           (i)      If at any time or from time to time after
June 13, 2003, the Company issues or sells, or is deemed by the provisions of clause (iii) of this Section 7(e) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than a subdivision or combination of shares of Common Stock or as a dividend or other distribution of Common Stock as provided for elsewhere in this Section 7, for an Effective Price (as hereinafter defined) less than the then effective Conversion Price, then and in each such case the then existing Conversion Price shall be reduced as of the close of business on the date of such issue or sale to a price equal to the lowest such Effective Price.

                           (ii)     For the purpose of making any adjustment
required under this Section 7(e):

                                    (A) "Additional Shares of Common Stock"
means all shares of Common Stock issued by the Company, whether or not subsequently reacquired or retired by the Company, or capital stock of the Company issued upon the exercise or conversion of Convertible Securities outstanding on June 13, 2003, other than shares of Common Stock issued or issuable:

                                        (1)  to employees, officers or directors
of the Company, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Company's Board of Directors;

                                        (2)  pursuant to any rights, agreements,
options or warrants outstanding as of the date hereof and disclosed in writing to the Holder; and stock issued pursuant to any such rights or agreements granted after the date hereof;

                                        (3)  in connection with any stock split,
stock dividend or recapitalization by the Company;

                                        (4)  upon conversion of any Company
Notes or the Company's Series B Preferred Stock or upon exercise or conversion of the Purchaser's Warrants or the Warrants issued pursuant to the Purchase Agreement;

                                        (5)  for consideration other than cash
pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors;

                                        (6)  pursuant to any equipment leasing,
real property leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution approved by the Company's Board of Directors, the principal purpose of which is not to raise equity capital; or

                                        (7)  by the Company in connection with
joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares in connection therewith have been approved by the Company's Board of Directors and the principal purpose thereof is not to raise equity capital.

                                    (B) "Aggregate Consideration Received" by
the Company for any issue or sale of securities shall (1) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company,
(2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors of the Company, and (3) if Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors of the Company to be allocable to such Additional Shares of Common Stock or Convertible Securities.

                                    (C) "Convertible Securities" means stock
or other securities (including options, warrants and other rights) of the Company ultimately convertible into shares of Common Stock.

                                    (D) "Effective Price" of Additional Shares
of Common Stock means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 7(e), into the Aggregate Consideration Received, or deemed to have been received by the Company for such issue under this Section 7(e), for such Additional Shares of Common Stock.

                           (iii)    For the purpose of making any adjustment to
the Conversion Price required under this Section 7(e), if the Company issues or sells any Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon conversion of the Convertible Securities is less than the Conversion Price then in effect, the Company shall be deemed to have issued at the time of the issuance of such Convertible Securities that number of Additional Shares of Common Stock equal to the maximum number of shares of Common Stock issuable upon conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Convertible Securities, plus the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that:

                                    (A)      if the minimum amounts of such
consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                                    (B)      if the minimum amount of
consideration payable to the Company upon the conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced;

                                    (C)      if the minimum amount of
consideration payable to the Company upon the conversion of Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the conversion of Convertible Securities; and

                                    (D)      no further adjustment of the
Conversion Price, adjusted or subject to adjustment upon the issuance of such Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the conversion of any such Convertible Securities. If the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold on the exercise of such rights of conversion of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of this Note.

                           (iv)     Notwithstanding anything to the contrary in
this Note, unless and until the Company obtains shareholder approval, interest shall not be paid in kind and no adjustment will be made under Subsection 7(e)(i) of this Note if such adjustment would cause the maximum number of shares of Common Stock issuable pursuant to this Note, any other Company Note, the Purchaser Warrants and the warrants issued pursuant to the Purchase Agreement (collectively the "Convertible Securities"), to exceed the maximum number of shares of Common Stock that the Company is permitted to issue, without such shareholder approval, pursuant to and in compliance with the American Stock Exchange Listing Standards, Policies and Requirements, or any successor provisions so long as the Common Stock is listed on such Exchange or a successor exchange.

                  (f) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of this Note, the Company, at its own expense, shall cause its Treasurer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder at the Holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. No adjustment in the Conversion Price shall be required to be made unless it would result in an increase or decrease of at least one cent, but any adjustments not made because of this sentence shall be carried forward and taken into account in any subsequent adjustment otherwise required hereunder.

                  (g) Notices of Record Date. Upon (i) the establishment by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other Company, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities), shall be entitled to exchange their shares of Common Stock (or other securities), for securities or other property deliverable upon such reorganization, reclassification transfer, consolidation, merger, dissolution, liquidation or winding up.

                  (h) No Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or

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appropriate in order to protect the conversion rights of the Holders of this
Note against dilution or other impairment as provided herein.

         8. Successors and Assigns. Subject to the restrictions on transfer described in Sections 10 and 11 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

         10. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note or securities issuable on conversion of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

         11. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

         12. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in or otherwise designated by either party pursuant to the Purchase Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

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


         14. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         15. Governing Law; Exclusive Jurisdiction; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 13. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this NOTE.

                      [signature appears on following page]

         IN WITNESS WHEREOF, the Company has caused this Note to be amended and restated as of the date first written above.

                                      IMAGEWARE SYSTEMS, INC.

                                      By:__________________________
                                           Name:  S. James Miller, Jr.
                                           Title: Chairman, CEO and President

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